Exhibit 3.1

AMENDED AND RESTATED BYLAWS

OF

COMSTOCK RESOURCES, INC.

(As Amended and Restated on August 21, 2014)

ARTICLE I

Offices

Section 1.       Principal Office and Registered Agent.  The principal office of the Corporation shall be at Comstock Tower, 5300 Town & Country Blvd., Suite 500, Frisco, Texas 75034.  The registered agent of the Corporation shall be fixed in the Corporation’s Articles of Incorporation, as amended or restated from time to time.

Section 2.       Other Offices.  The Corporation may also have offices at such other places both within and without the State of Nevada as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

Stockholders

Section 1.       Place of Meetings.  All meetings of the stockholders shall be held at the principal office of the Corporation, or at such other place within or without the State of Nevada as shall be specified or fixed in the notices or waivers of notice thereof.

Section 2.       Quorum; Adjournment of Meetings.  Unless otherwise required by law or provided in the Articles of Incorporation or these Bylaws, the holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders for the transaction of business and the act of a majority of such stock so represented at any meeting of stockholders at which a quorum is present shall constitute the act of the stockholders.  The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Notwithstanding the other provisions of the Articles of Incorporation or these Bylaws, the chairman of the meeting or the holders of a majority of the issued and outstanding stock, present in person or represented by proxy, at any meeting of stockholders, whether or not a quorum is present, shall have the power to adjourn such meeting from time to time, without any notice other than announcement at the meeting of the time and place of the holding of the adjourned meeting.  If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at such meeting.  At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally called.

Section 3.       Annual Meetings.  An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, within or without the State of Nevada, on such date, and at such time as the Board of Directors shall fix and set forth in the notice of the meeting.

Section 4.       Special Meetings.  Unless otherwise provided in the Articles of Incorporation or as required by applicable law, special meetings of the stockholders may be called at any time by the Chairman of the Board, by the Chief Executive Officer, by a majority of the Board of Directors, by a majority of the executive committee or by the written request of stockholders of record owning a majority of the capital stock of the Corporation issued and outstanding, and shall be called by the Chairman of the Board, the Chief Executive Officer, the President, or the Secretary upon written request therefor, stating the purpose or purposes of the meeting, delivered to such officer, signed by the holder(s) of at least ten percent (10%) of the issued and outstanding stock entitled to vote at such meeting.  Unless otherwise provided in the Articles of Incorporation or as required by applicable law, special meetings may not be called by any other person or persons. Only business within the proper purpose or purposes described in the notice required by these bylaws may be conducted at a special meeting of the stockholders.  A special meeting shall be held at such place, within or without the State of Nevada, on such date, and at such time as set forth in the notice of the meeting.

Section 5.       Record Date.  For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors of the Corporation may fix, in advance, a date as the record date for any such determination of stockholders, which date shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

If the Board of Directors does not fix a record date for any meeting of the stockholders, the record date for determining stockholders entitled to notice of or to vote at such meeting shall be at the close of business on the day next preceding the day on which notice is given, or, if in accordance with Article VIII, Section 3 of these Bylaws, notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  The record date for determining stockholders for any other purpose shall be at the close of business on the date on which the Board of Directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 6.       Notice of Meetings.  Written notice signed by the Chief Executive Officer, President, Vice President, Secretary, or other persons as the Chief Executive Officer or Board of Directors may designate, of the place, date and hour of all meetings, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by or at the direction of the Chairman of the Board, the Chief Executive Officer, the President, the Secretary or the other person(s) duly calling the meeting to each stockholder entitled to vote thereat not less than ten (10) nor more than sixty (60) days before the date of the meeting.  Such notice may be delivered either personally or by mail.  If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

Section 7.       Stock List.  A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in the name of such stockholder, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at the principal office of the Corporation or a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.  The stock list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.  Except as otherwise provided by law, the stock ledger shall be conclusive evidence as to who are the stockholders entitled to examine the list of stockholders required by this Article II, Section 7 or to vote in person or by proxy at any meeting of stockholders.

Section 8.       Proxies.  Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy.  Proxies for use at any meeting of stockholders shall be in writing and filed with the Secretary, or such other officer as the Board of Directors may from time to time determine by resolution, before or at the time of the meeting.  All proxies shall be received and taken charge of and all ballots shall be received and canvassed by the secretary of the meeting who shall decide all questions touching upon the qualification of voters, the validity of the proxies and the acceptance or rejection of votes, unless an inspector or inspectors shall have been appointed by the chairman of the meeting, in which event such inspector or inspectors shall decide all such questions.

No proxy shall be valid after six (6) months from its date, unless the proxy provides for a longer period, which in no event may exceed seven (7) years.  Each proxy shall be revocable unless expressly provided therein to be irrevocable and coupled with an interest sufficient in law to support an irrevocable power.

Should a proxy designate two or more persons to act as proxies, unless such instrument shall provide the contrary, a majority of such persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, each proxy so attending shall be entitled to exercise such powers in respect of the same portion of the shares as he is of the proxies representing such shares.

Section 9.       Voting; Elections; Inspectors.  Unless otherwise required by law or provided in the Articles of Incorporation, each stockholder shall have one vote for each share of stock entitled to vote which is registered in his name on the record date for the meeting.  Shares registered in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the bylaws (or comparable instrument) of such corporation may prescribe, or in the absence of such provision, as the Board of Directors (or comparable body) of such corporation may determine.  Shares registered in the name of a deceased person may be voted by his executor or administrator, either in person or by proxy.

All voting, except as required by the Articles of Incorporation or where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by stockholders holding a majority of the issued and outstanding stock present in person or by proxy at any meeting, a stock vote shall be taken.  Every stock vote shall be taken by written ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting.  All elections of directors shall be by ballot, unless otherwise provided in the Articles of Incorporation.

At any meeting at which a vote is taken by ballots, the chairman of the meeting may appoint one or more inspectors, each of whom shall subscribe an oath or affirmation to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of his ability.  Such inspector shall (i) determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies; (ii) receive votes, ballots or consents; (iii) hear and determine all challenges and questions in any way arising in connection with the right to vote; (iv) count and tabulate all votes or consents; (v) determine when the polls shall close; (vi) determine the result; and (vii) do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.  Any report or certificate made by the inspectors of election shall be prima facie evidence of the facts stated therein.  The chairman of the meeting may appoint any person to serve as inspector, except no director or nominee for the office of director shall be appointed as an inspector.

At any meeting for the election of directors at which a quorum is present, each director nominee shall be elected by the vote of a majority of the votes cast representing shares present in person or by proxy and entitled to vote at the meeting.  However, in a contested election, meaning the number of nominees on the ballot for any election of directors exceeds the number of director nominees to be elected, the directors shall be elected by the vote of a plurality of the votes cast representing shares present in person or by proxy and entitled to vote on the election of directors.

For purposes hereof, a majority of the votes cast means that the number of shares voted "for" a director must exceed the number of votes cast "against" the election of that director.  "Votes cast" shall not include abstentions.  Ballots will not give stockholders the option to "withhold" votes from the election of directors, but rather will give the choice to vote "for" or "against" each director nominee or to abstain.

Prior to each meeting for the election of directors, each incumbent director nominee shall submit to the Board of Directors an irrevocable letter of resignation, which shall become effective if both (1) in a uncontested election the incumbent director nominee does not receive a majority of the votes cast representing shares present in person or by proxy and entitled to vote at such meeting and (2) the Board of Directors determines, on an informed basis and in good faith, that acceptance of the resignation is in the best interests of the Corporation.  The Corporate Governance/Nominating Committee shall consider the resignation and recommend to the Board or Directors whether to accept it.  The Board of Directors will consider and act on the Corporate Governance/Nominating Committee's recommendation and publicly disclose its determination.  Any director who does not receive a majority of the votes cast representing shares present in person or by proxy and entitled to vote at the meeting shall not participate in the Board of Directors' decision with respect to his or her resignation.

If the Board of Directors determines to accept the resignation of an unsuccessful incumbent director nominee, then the Board of Directors may fill the resulting vacancy pursuant to Article III, Section 8 of these Bylaws or may decrease the size of the Board of Directors via resolution pursuant to the provisions of Article III, Section 1 of these Bylaws or leave the seat vacant.

Unless otherwise provided in the Articles of Incorporation, cumulative voting for the election of directors shall be prohibited.

Section 10.     Conduct of Meetings.  The meetings of the stockholders shall be presided over by the Chairman of the Board, or if he is not present, by the Chief Executive Officer, or if neither the Chairman of the Board nor the Chief Executive Officer is present, by the President, or if none of the Chairman of the Board, the Chief Executive Officer, or the President is present, by a chairman elected at the meeting.  The Secretary of the Corporation, if present, shall act as secretary of such meetings, or if he is not present, an Assistant Secretary shall so act; if neither the Secretary nor an Assistant Secretary is present, then a secretary shall be appointed by the chairman of the meeting.  The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order.

Section 11.     Treasury Stock.  The Corporation shall not vote, directly or indirectly, shares of its own stock owned by it and such shares shall not be counted for quorum purposes.

Section 12.     Business to be Brought Before Annual or Special Meetings.  All matters to be considered and brought before any annual or special meeting of stockholders of the Corporation, whether or not such matter is to be included in the Corporation’s proxy statement prepared pursuant to the federal securities laws, including the proxy rules set forth in the Securities Exchange Act of 1934, as amended ( the “Exchange Act”), shall be properly brought before any such meeting only if in compliance with the procedures set forth in this Article II, Section 12.

(A)           Annual Meetings of Stockholders

(1)   Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation’s notice of such meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who (i) was a stockholder of record at the time of giving of notice provided for in these Bylaws and at the time of the annual meeting, (ii) is entitled to vote at the meeting and (iii) complies with the notice procedures set forth in this Article II, Section 12 as to such business or nomination; clause (c) shall be the exclusive means for a stockholder to make nominations or propose other business (other than business included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Exchange Act) before an annual meeting of stockholders.

(2)   Without qualification, for any nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to Section 12(A)(1)(c) of this Article II, Section 12, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action.  To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal office of the Corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary date of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 100th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation.  In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

To be in proper form, a stockholder’s notice (whether given pursuant to Section 12(A)(2) or Section 12(B) of this Article II, Section 12) to the Secretary must:

(a)           set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, if any, (ii) (A) the class, series and number of shares of the Corporation that are, directly or indirectly, owned beneficially and of record by such stockholder and such beneficial owner, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any shares of any security of the Corporation, (D) any short interest in any security of the Corporation (for purposes of this provision a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (G) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), (iii) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (whether or not such party intends to deliver a proxy statement or conduct its own proxy solicitation) and (iv) a statement as to whether or not such stockholder and beneficial owner will solicit, directly or indirectly, a form of proxy from the holders of at least the percentage of voting power of all of the shares of capital stock of the Corporation required under applicable law to carry the proposal;

(b)           set forth, as to each item of business proposed by the stockholder (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder and beneficial owner, if any, in such business (including, but not limited to, any interest that such stockholder and beneficial owner may have in the proposal or any benefits that such stockholder and beneficial owner may derive from the outcome of the proposal) and (ii) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder;

 (c)           set forth, as to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (ii) a description of all direct and indirect compensation and other material financial or monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all biographical and related party transaction and other information that would be required to be disclosed pursuant to the federal and state securities laws if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and

 (d)           with respect to each nominee for election or reelection to the Board of Directors, include a completed and signed questionnaire, representation and agreement required by Section 12(D) of this Article II, Section 12 below. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

(3)   Notwithstanding anything in the second sentence of Section 12(A)(2) of this Article II, Section 12 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Article II, Section 12 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal office of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(B)           Special Meetings of Stockholders.  Only such business shall be conducted at a special meeting of stockholders as shall have been properly brought before the meeting pursuant to the Corporation’s notice of meeting.  Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who (a) is a stockholder of record at the time of giving of notice provided for in this provision and at the time of the special meeting, (b) is entitled to vote at the meeting, and (c) complies with the notice procedures set forth in this Article II, Section 12 as to such nomination; clause (ii) shall be the exclusive means for a stockholder to make nominations or propose other business before a special meeting of stockholders.  In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by Section 12(A)(2) of this Article II, Section 12 with respect to any nomination (including the completed and signed questionnaire, representation and agreement required by Section 12(D) of this Article II, Section 12 below) shall be delivered to the Secretary at the principal office of the Corporation not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 100th day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.  In no event shall any adjournment or postponement of a special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

(C)           General

 (1)           Only such persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Article II, Section 12.  Except as otherwise provided by law, or the Corporation’s Articles of Incorporation or these Bylaws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Article II, Section 12 and, if any proposed nomination or business is not in compliance with this Article II, Section 12, to declare that such defective proposal or nomination shall be disregarded.

 (2)           For purposes of this Article II, Section 12, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

 (3)           Notwithstanding the foregoing provisions of this Article II, Section 12, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Article II, Section 12; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 12(A)(1)(c) or Section 12(B) of this Article II, Section 12 above. Nothing in this Article II, Section 12 shall eliminate or limit any rights or obligations of any stockholder pursuant to Rule 14a-8 under the Exchange Act to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(4)           A stockholder providing notice of a nomination of director or other business proposed to be brought before a meeting shall update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Article II, Section 12 shall be true and correct as of the record date for the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal office of the Corporation not later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than five business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to) any adjournment or postponement thereof (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof).

(D)           Submission of Questionnaire, Representation and Agreement.  To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under this Article II, Section 12) to the Secretary at the principal office of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (i) is not and will not become a party to (a) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (b) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (iii) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

ARTICLE III

Board of Directors

Section 1.       Power; Number; Term of Office.  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, and subject to the restrictions imposed by law or the Articles of Incorporation, it may exercise all the powers of the Corporation.

The number of directors which shall constitute the whole Board of Directors, shall be determined from time to time by resolution of the Board of Directors (provided that no decrease in the number of directors which would have the effect of shortening the term of an incumbent director may be made by the Board of Directors).  If the Board of Directors makes no such determination, the number of directors shall be nine (9).  Each director shall hold office for the term for which he is elected, and until his successor shall have been elected and qualified, or until his earlier death, resignation or removal.

Beginning with the 2015 annual meeting of the stockholders, directors whose term is expiring shall be elected for a term expiring at the next subsequent annual meeting. At such time as all directors are elected annually, the classification of the directors shall cease and all of the directors shall be deemed to be of a single class.

The provisions of this Section 1 of Article III shall not be amended without the approval of the holders of at least two-thirds (2/3) of the Common Shares outstanding and entitled to vote on any proposed change.

Unless otherwise provided in the Articles of Incorporation, directors need not be stockholders nor residents of the State of Nevada.

Section 2.       Quorum.  Unless otherwise provided in the Articles of Incorporation, a majority of the total number of directors shall constitute a quorum for the transaction of business of the Board of Directors and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 3.       Place of Meetings; Order of Business.  The directors may hold their meetings and may have an office and keep the books of the Corporation, except as otherwise provided by law, in such place or places, within or without the State of Nevada, as the Board of Directors may from time to time determine by resolution.  The meetings of the Board of Directors shall be presided over by the Chairman of the Board, or if he is not present, by the Chief Executive Officer (if the Chief Executive Officer is a director), and the business of the meeting shall be transacted in such order as shall from time to time be determined by the Chairman of the Board, or in his absence, by the Chief Executive Officer (if the Chief Executive Officer is a director), or by resolution of the Board of Directors.

Section 4.       First Meeting.  Each newly elected Board of Directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual meeting of the stockholders.  Notice of such meeting shall not be required.  At the first meeting of the Board of Directors in each year at which a quorum shall be present, held next after the annual meeting of stockholders, the Board of Directors shall proceed to the election of the officers of the Corporation.

Section 5.       Regular Meetings.  Regular meetings of the Board of Directors shall be held at such times and places as shall be designated from time to time by resolution of the Board of Directors.  Notice of such regular meetings shall not be required.

Section 6.       Special Meetings.  Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer or upon the written request of any two directors, by the Secretary, in each case on at least twenty-four (24) hours personal, written, telegraphic, cable or email notice to each director.  Such notice, or any waiver thereof pursuant to Article VIII, Section 3 hereof, need not state the purpose or purposes of such meeting, except as may otherwise be required by law or provided for in the Articles of Incorporation or these Bylaws.

Section 7.       Removal.  Any director or the entire Board of Directors may be removed, with or without cause, by the holders of two-thirds (2/3) of the shares of the issued and outstanding capital stock entitled to voting power; provided that, if the Articles of Incorporation expressly grants to stockholders the right to cumulate votes for the election of directors, no director may be removed except upon the vote or written consent of stockholders owning sufficient shares to have prevented his election to office in the first instance.

Section 8.       Vacancies; Increases in the Number of Directors.  Unless otherwise provided in the Articles of Incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or a sole remaining director; and any director so chosen shall hold office until the next annual election and until his successor shall be duly elected and shall qualify, unless sooner displaced.

Section 9.       Compensation.  Unless otherwise restricted by the Articles of Incorporation, the Board of Directors shall have the authority to fix the compensation of directors.

Section 10.     Action Without a Meeting; Telephone Conference Meeting.  Unless otherwise restricted by the Articles of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors, or any committee designated by the Board of Directors, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, sign, either originally or in counterparts, the minutes of the meeting.  Such minutes shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any document or instrument filed with the Secretary of State of Nevada.

Unless otherwise restricted by the Articles of Incorporation, subject to the requirement for notice of meetings, members of the Board of Directors, or members of any committee designated by the Board of Directors, may participate in a meeting of such Board of Directors or committee, as the case may be, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

Section 11.     Approval or Ratification of Acts or Contracts by Stockholders.  The Board of Directors in its discretion may submit any act or contract for approval or ratification at any annual meeting of the stockholders, or at any special meeting of the stockholders called for the purpose of considering any such act or contract, and any act or contract that shall be approved or be ratified by the vote of the stockholders holding a majority of the issued and outstanding shares of stock of the Corporation entitled to vote and present in person or by proxy at such meeting (provided that a quorum is present), shall be as valid and as binding upon the Corporation and upon all the stockholders as if it has been approved or ratified by every stockholder of the Corporation.  In addition, any such act or contract may be approved or ratified by the written consent of stockholders holding a majority of the issued and outstanding shares of capital stock of the Corporation entitled to vote and such consent shall be as valid and as binding upon the Corporation and upon all the stockholders as if it had been approved or ratified by every stockholder of the Corporation.

ARTICLE IV

Committees

Section 1.       Designation; Powers.  The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, including, if it shall so determine, an executive committee, each such committee to consist of one or more of the directors of the Corporation and each such committee to serve at the pleasure of the Board of Directors. Any such designated committee shall have and may exercise such of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation as may be provided in such resolution, except that no such committee shall have the power or authority of the Board of Directors in reference to amending the Articles of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution of the Corporation, or amending, altering or repealing the Bylaws or adopting new Bylaws for the Corporation and, unless such resolution or the Articles of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.  Any such designated committee may authorize the seal of the Corporation to be affixed to all papers which may require it.  In addition to the above, such committee or committees shall have such other powers and limitations of authority as may be determined from time to time by resolution adopted by the Board of Directors.

Section 2.       Procedure; Meetings; Quorum.  Any committee designated pursuant to Section 1 of this Article IV shall choose its own chairman, shall keep regular minutes of its proceedings and report the same to the Board of Directors when requested, shall fix its own rules or procedures, and shall meet at such times and at such place or places as may be provided by such rules, or by resolution of such committee or resolution of the Board of Directors.  At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum and the affirmative vote of a majority of the members present shall be necessary for the adoption by it of any resolution.

            Section 3.       Substitution of Members.  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee.  In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

ARTICLE V

Officers

Section 1.       Number, Titles and Term of Office.  The officers of the Corporation shall be a Chief Executive Officer, a President, one or more Vice Presidents (any one or more of whom may be designated Executive Vice President or Senior Vice President), a Treasurer, a Secretary and, if the Board of Directors so elects, a Chairman of the Board and such other officers as the Board of Directors may from time to time elect or appoint.  Each officer shall hold office for such term as may be prescribed by the Board of Directors and until his successor shall be duly elected and shall qualify, or until his earlier death, disqualification, resignation, or removal in the manner hereinafter provided.  Any number of offices may be held by the same person, unless the Articles of Incorporation provides otherwise.  Except for the Chairman of the Board, if any, no officers need be a director.

Section 2.       Salaries.  The salaries or other compensation of the officers of the Corporation shall be fixed from time to time by the Board of Directors or at its discretion, by the Compensation Committee designated by the Board of Directors.

Section 3.       Removal.  Any officer or agent elected or appointed by the Board of Directors may be removed, either with or without cause, by the vote of a majority of the whole Board of Directors at a special meeting called for such purpose, or at any regular meeting of the Board of Directors, provided the notice for such meeting shall specify that the matter of any such proposed removal will be considered at the meeting, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Election or appointment of an officer or agent shall not of itself create contract rights.

Section 4.       Vacancies.  A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to such office.

Section 5.       Powers and Duties of the Chief Executive Officer.  Subject to the control of the Board of Directors and the executive committee (if any), the Chief Executive Officer shall have general supervision and direction of the business and affairs of the Corporation and  shall be responsible for corporate policy and strategy; management and control of the properties, business and operations of the Corporation with all such powers as may be reasonably incident to such responsibilities; he may agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation and may sign all certificates for shares of capital stock of the Corporation; and shall have such other powers and duties as designated in accordance with these Bylaws and as from time to time may be assigned to him by the Board of Directors.  The Chief Executive Officer shall report directly to the Board of Directors. Unless otherwise provided in these Bylaws, all other officers of the Corporation shall report directly to the Chief Executive Officer or as otherwise determined by the Chief Executive Officer.

            Section 6.       Powers and Duties of the Chairman of the Board.  The Chairman of the Board (in his capacity as such) shall have no administrative duties relating to the Corporation or its property and he shall act as a consultant and advisor to the Chief Executive Officer and the President.  The Chairman of the Board shall preside when present at meetings of the stockholders and the Board of Directors.  In addition, he shall exercise such other powers and perform such other duties as may be assigned to him from time to time by the Board of Directors or as may be prescribed by these Bylaws.

Section 7.       Powers and Duties of the President.  Unless the Board of Directors otherwise determines, subject to the powers of the Chief Executive Officer, the President shall have the authority to agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation; and he shall have such other powers and duties as designated in accordance with these Bylaws and as from time to time may be assigned to him by the Board of Directors or the Chief Executive Officer.

Section 8.       Vice Presidents.  In the absence of the President, or in the event of his inability or refusal to act, a Vice President designated by the Board of Directors shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions of the President.  In the absence of a designation by the Board of Directors of a Vice President to perform the duties of the President, or in the event of his absence or inability or refusal to act, the Vice President who is present and who is senior in terms of time as a Vice President of the Corporation shall so act.  The Vice Presidents shall perform such other duties and have such other powers as the Chief Executive Officer or the Board of Directors may from time to time prescribe.

Section 9.       Treasurer.  The Treasurer shall have responsibility for the custody and control of all the funds and securities of the Corporation, and he shall have such other powers and duties as designated in these Bylaws and as from time to time may be assigned to him by the Board of Directors.  He shall perform all acts incident to the position of Treasurer, subject to the control of the Chief Executive Officer and the Board of Directors; and he shall, if required by the Board of Directors, give such bond for the faithful discharge of his duties in such form as the Board of Directors may require.

Section 10.     Assistant Treasurers.  Each Assistant Treasurer (if any) shall have the usual powers and duties pertaining to his office, together with such other powers and duties as designated in these Bylaws and as from time to time may be assigned to him by the Chief Executive Officer or the Board of Directors.  The Assistant Treasurers shall exercise the powers of the Treasurer during that officer's absence or inability or refusal to act.

Section 11.     Secretary.  The Secretary shall keep the minutes of all meetings of the Board of Directors, committees of directors and the stockholders, in books provided for that purpose; he shall attend to the giving and serving of all notices; he may in the name of the Corporation affix the seal of the Corporation to all contracts of the Corporation and attest the affixation of the seal of the Corporation thereto; he may sign with the other appointed officers all certificates for shares of capital stock of the Corporation; he shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct, all of which shall at all reasonable times be open to inspection of any director upon application at the office of the Corporation during business hours; he shall have such other powers and duties as designated in these Bylaws and as from time to time may be assigned to him by the Board of Directors; and he shall in general perform all acts incident to the office of Secretary, subject to the control of the Chief Executive Officer and the Board of Directors.

Section 12.     Assistant Secretaries.  Each Assistant Secretary (if any) shall have the usual powers and duties pertaining to his office, together with such other powers and duties as designated in these Bylaws and as from time to time may be assigned to him by the Chief Executive Officer or the Board of Directors.  The Assistant Secretaries shall exercise the powers of the Secretary during that officer's absence or inability or refusal to act.

Section 13.     Registered Agent.  The registered agent shall be either a natural person or a corporation, resident or located in the State of Nevada.  Along with all other powers authorized by law, the Articles of Incorporation or these Bylaws the registered agent may accept legal process, demand or notice authorized by law to be served upon the Corporation.

Section 14.     Action with Respect to Securities of Other Corporations.  Unless otherwise directed by the Board of Directors, the Chief Executive Officer shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders or with respect to any action of securityholders of any other entity in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other entity.

Section 15.     Delegation of Authority.  The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

ARTICLE VI

Indemnification of Directors, Officers, Employees and Agents

Section 1.       To the fullest extent allowed by Nevada law, any director of the Corporation shall not be liable to the corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except that this Article VI does not eliminate or limit the liability of a director for:

(a)	an act or omission which involves intentional misconduct, fraud or a knowing violation of law; or

(b)	the payment of dividends in violation of N.R.S. 78.300.

Section 2.       The Corporation shall indemnify each director, officer, employee and agent, now or hereafter serving the Corporation, each former director, officer, employee and agent, and each person who may now or hereafter serve or who may have heretofore served at the Corporation's request as a director, officer, employee or agent of another corporation or other business enterprise, and the respective heirs, executors, administrators and personal representatives of each of them against all expenses actually and reasonably incurred by, or imposed upon, him in connection with the defense of any claim, action, suit or proceeding, civil or criminal, against him by reason of his being or having been such director, officer, employee or agent, except in relation to such matters as to which he shall be adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom in such action, suit or proceeding to be liable for gross negligence or willful misconduct in the performance of duty.  For purposes hereof, the term "expenses" shall include but not be limited to all expenses, costs, attorneys' fees, judgments (including adjudications other than on the merits), fines, penalties, arbitration awards, costs of arbitration and sums paid out and liabilities actually and reasonably incurred or imposed in connection with any suit, claim, action or proceeding, and any settlement or compromise thereof approved by the Board of Directors as being in the best interests of the Corporation.  However, in any case in which there is no disinterested majority of the Board of Directors available, the indemnification shall be made:  (1) only if the Corporation shall be advised in writing by counsel that in the opinion of counsel (a) such officer, director, employee or agent was not adjudged or found liable for gross negligence or willful misconduct in the performance of duty as such director, officer, employee or agent or the indemnification provided is only in connection with such matters as to which the person to be indemnified was not so liable, and in the case of settlement or compromise, the same is in the best interests of the Corporation; and (b) indemnification under the circumstances is lawful and falls within the provisions of these Bylaws; and (2) only in such amount as counsel shall advise the Corporation in writing is, in his opinion, proper.  In making or refusing to make any payment under this or any other provisions of these Bylaws, the Corporation, its directors, officers, employees and agents shall be fully protected if they rely upon the written opinion of counsel selected by, or in the manner designated by, the Board of Directors.

Section 3.       Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of the director, officer, employee, representative or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in these Bylaws.

Section 4.       The Corporation may indemnify each person, though he is not or was not a director, officer, employee or agent of the Corporation, who served at the request of the Corporation on a committee created by the Board of Directors to consider and report to it in respect of any matter.  Any such indemnification may be made under the provisions hereof and shall be subject to the limitations hereof, except that (as indicated) any such committee member need not be nor have been a director, officer, employee or agent of the Corporation.

Section 5.       The provisions hereof shall be applicable to actions, suits or proceedings (including appeals) commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after the adoption hereof.

Section 6.       The indemnification provisions herein provided shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, or by law or statute, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 7.       The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and persons described in Section 4 of this Article VI above, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of these Bylaws.

ARTICLE VII

Capital Stock

Section 1.       Certificates of Stock.  The certificates for shares of the capital stock of the Corporation shall be in such form, not inconsistent with that required by law and the Articles of Incorporation, as shall be approved by the Board of Directors.  The Chief Executive Officer, the President or a Vice President shall cause to be issued to each stockholder one or more certificates, under the seal of the Corporation or a facsimile thereof if the Board of Directors shall have provided for such seal, and signed by the Chief Executive Officer, the President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer certifying the number of shares (and, if the stock of the Corporation shall be divided into classes or series, the class and series of such shares) owned by such stockholder in the Corporation; provided, however, that any of or all the signatures on the certificate may be facsimile.  The stock record books and the blank stock certificate books shall be kept by the Secretary, or at the office of such transfer agent or transfer agents as the Board of Directors may from time to time by resolution determine.  In case any officer, transfer agent or registrar who shall have signed or whose facsimile signature or signatures shall have been placed upon any such certificate or certificates shall have ceased to be such officer, transfer agent or registrar before such certificate is issued by the Corporation, such certificate may nevertheless be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.  The stock certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued and shall exhibit the holder's name and number of shares.

Section 2.       Transfer of Shares.  The shares of stock of the Corporation shall only be transferable on the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives upon surrender and cancellation of certificates for a like number of shares (or upon compliance with the provisions of Article VII, Section 5 hereof, if applicable).  Upon surrender to the Corporation or a transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer (or upon compliance with the provisions of Article VII, Section 5 hereof, if applicable), it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 3.       Ownership of Shares.  The Corporation shall be entitled to treat the holder of record of any share or shares of capital stock of the Corporation as the owner in fact thereof at that time for purposes of voting such shares, receiving distributions thereon or notices in respect thereof, transferring such shares, exercising rights of dissent, or giving proxies with respect to such shares; and, neither the Corporation nor any of its officers, directors, employees, representatives or agents shall be liable for regarding that person as the owner of those shares at that time for those purposes, regardless of whether or not that person possesses a certificate for those shares.  Accordingly, neither the Corporation nor any of its officers, directors, employees, representatives or agents shall be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Nevada.

Section 4.       Regulations Regarding Certificates.  The Board of Directors shall have the power and authority to make all such rules, restrictions and regulations as it may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of capital stock of the Corporation.

Section 5.       Lost, Stolen, Destroyed or Mutilated Certificates.  The Board of Directors may determine the conditions upon which a new certificate of stock may be issued in place of any certificate which is alleged to have been lost, stolen, destroyed or mutilated; and may, in its discretion, require the owner of such certificate or his legal representative to give bond, with sufficient surety, to indemnify the Corporation and each transfer agent and registrar against any and all losses or claims which may arise by reason of the issuance of a new certificate in the place of the one so lost, stolen, destroyed or mutilated.

ARTICLE VIII

Miscellaneous Provisions

Section 1.       Fiscal Year.  The fiscal year of the Corporation shall be such as established from time to time by the Board of Directors.

Section 2.       Corporate Seal.  The Board of Directors may provide a suitable seal, containing the name of the Corporation.  The Secretary shall have charge of the seal (if any).  If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by the Assistant Secretary or Assistant Treasurer.

Section 3.       Notice and Waiver of Notice.  Whenever any notice is required to be given by law, the Articles of Incorporation or under the provisions of these Bylaws, said notice shall be deemed to be sufficient if given (i) by telegraphic, cable or email transmission or (ii) by deposit of the same in a post office box in a sealed prepaid wrapper addressed to the person entitled thereto at his address, as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such transmission or mailing, as the case may be.

Whenever notice is required to be given by law, the Articles of Incorporation or under any of the provisions of these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Articles of Incorporation or these Bylaws.

Section 4.       Resignations.  Any director, member of a committee or officer may resign at any time.  Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Chief Executive Officer or Secretary.  The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

Section 5.       Facsimile Signatures.  In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors.

Section 6.       Reliance upon Books, Reports and Records.  Each director and each member of any committee designated by the Board of Directors shall, in the performance of his duties, be fully protected in relying in good faith on information, opinions, reports, books of account or statements, including financial statements and other financial data, that are prepared for or presented to the Corporation by any of its officers or employees, counsel, independent certified public accountants, financial advisers, valuation advisers, investment bankers, appraisers or other representatives selected with reasonable care by the Board of Directors or by any such committee, or in relying in good faith upon other records of the Corporation.

ARTICLE IX

Amendments

If provided in the Articles of Incorporation of the Corporation, the Board of Directors shall have the power to adopt, amend and repeal from time to time Bylaws of the Corporation, subject to the right of the stockholders entitled to vote with respect thereto to amend or repeal such Bylaws as adopted or amended by the Board of Directors.  However, Article III Section 1 of these Bylaws shall not be amended without the approval of at least two-thirds (2/3) of the Common Shares outstanding and entitled to vote on the proposed change.